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                                                                    EXHIBIT 10.5

MAINTENANCE AGREEMENT QSF 9.43-4
SERVICE SALES PROCESS

                                  QUALITY CARE
                                   DIEBOLD(R)

Agreement No:

Commencement Date: October 1, 2002

Initial Term: Year(s) Two Years

                              MAINTENANCE AGREEMENT
                             818 Mulberry Road S.E.
                             Canton, Ohio 44707-3256

NAME OF SUBSCRIBER: CARDTRONICS LP

ADDRESS:            3110 Hayes Road, Suite 300

CITY: Houston     STATE: Texas   ZIP: 77082

This Agreement is made and entered effective as of the date shown above, by and between Diebold, Incorporated of 818 Mulberry Road S.E., Canton Ohio 44707, an Ohio corporation (hereinafter `Diebold") and the Subscriber, whose name and address is set forth above.

         1.       Equipment Schedules

                  No maintenance or other services are ordered by execution of this Agreement alone. For equipment to be covered hereby or services ordered, an Equipment Schedule or similar document shall be completed by Diebold and provided to subscriber. Such Equipment Schedule shall further define the service plan or services being provided. Each such Schedule is deemed a part of this Agreement. In the event of conflict between an Equipment Schedule and the provisions hereof, the provisions of the Equipment Schedule shall control, except with respect to paragraphs 6 and 7 hereof, which shall govern in the event of any conflict with any other provision.

         2.       Service

                  For the fee set forth in a given Equipment Schedule, Diebold will, by its authorized representatives, inspect and maintain in operating condition, the equipment itemized on such Equipment Schedule, or provide such other services as described on the Equipment Schedule. If the service plan described on an

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                  Equipment Schedule includes preventive maintenance, such
                  preventive maintenance which Diebold deems necessary will be provided. Diebold may provide any preventive maintenance at the same time as Diebold is providing other service on the covered equipment. Subscriber shall request service by contacting Diebold.

         3.       Fees

                  The fee for services to be performed hereunder shall be as set forth on the Equipment Schedule, or, with respect to the price for service performed on a "time and material" basis, at Diebold's then current rates therefor.

         4.       Taxes

                  So long as the following described taxes are separately listed on each Diebold invoice submitted hereunder, or the supporting schedule attached thereto, Subscriber shall additionally pay any and all sales, use, excise, gross receipts, value added or other taxes imposed by any federal, state or local governmental authority, associated with Diebold's performance, excluding only taxes based on Diebold's net income or the employment of Diebold's employees.

         5.       Terms of Payment

                  Unless an Equipment Schedule provides otherwise, Subscriber will be invoiced quarterly in advance. All invoices for periodic fees are due prior to the commencement date for the applicable fee period. For Equipment Schedules added subsequent to the date hereof. Diebold may prorate its invoice to provide for a common invoice date for all equipment covered. All invoices for work performed on a time and material basis will be due on a `Net 30 days' basis. All invoices not paid within thirty (30) days of the date due shall bear interest at the rate of one and one-half percent (1-1/2%) per month on the unpaid balance or the highest rate permitted by law, whichever is less. In the event Subscriber fails to pay any invoice when due and Diebold has provided Subscriber three (3) days written notice of such failure, Diebold may, in addition to any other rights and remedies available to Diebold, suspend service under this Agreement and any or all Equipment Schedules until Subscriber's account has no amounts more than thirty (30) days past due.

         6.       Limited/Warranty

                  a. With respect to services provided for the quarterly fee, Diebold warrants that it will re-perform such services during the hours of coverage set forth in the Equipment Schedule, that prove defective during the term hereof, provided Subscriber notifies Diebold during the term in the same manner as Subscriber otherwise notifies Diebold of the need for service on the covered equipment.

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                  b.       With respect to parts and services provided on a time
                           and material basis, Diebold warrants the same to be free of defects in materials or workmanship for a period of thirty (30) days from the date service was performed or from installation in the case of parts. Subscriber shall notify Diebold within such thirty
                           (30) day period of any claim pursuant hereto.

                  c. In the event of a breach of the foregoing warranty, the sole liability of Diebold and the sole remedy of Subscriber shall be the repair or replacement of the part, or re-performance of the service, which proved to be defective.

                  d. EXCEPT FOR THIRD PARTY INJURIES COVERED BY DIEBOLD'S INDEMNITY OBLIGATION SET FORTH IN SECTION 14 BELOW, THE FOREGOING WARRANTY CONSTITUTES THE SOLE LIABILITY OF DIEBOLD AND THE SOLE REMEDY OF SUBSCRIBER FOR DEFECTIVE MATERIALS OR WORKMANSHIP, WHETHER ARISING UNDER CONTRACT, TORT, STRICT LIABILITY OR OTHER FORM OF ACTION. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXCLUDED HEREFROM.

         7.       LIMITATION OF LIABILITY

                  a. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE:

                           i.       DIEBOLD IS NOT AN INSURER;

                           ii. THE PAYMENTS PROVIDED FOR HEREIN ARE BASED SOLELY ON THE VALUE OF THE GOODS AND SERVICES PROVIDED AND ARE UNRELATED TO THE VALUE OF SUBSCRIBER'S PROPERTY OR THE PROPERTY OF OTHERS LOCATED ON SUBSCRIBERS PREMISES OR WITHIN THE EQUIPMENT;

                           iii. THE PROVIDING OF SERVICE AND/OR PREVENTIVE MAINTENANCE DOES NOT GUARANTEE THE CONTINUED OR UNINTERRUPTED OPERATION OF THE EQUIPMENT; AND

                           iv. IN NO EVENT SHALL DIEBOLD BE LIABLE FOR LOSS, DAMAGE, OR DESTRUCTION OF SUBSCRIBER'S PROPERTY CAUSED BY BURGLARY, ROBBERY, FIRE, FLOOD, (UNLESS SUCH BURGLARY OR ROBBERY WAS PERPETRATED BY A DIEBOLD EMPLOYEE WHILE PERFORMING SERVICES HEREUNDER OR THE FIRE

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                                    WAS DIRECTLY CAUSED BY DIEBOLD'S ACTIONS AT
                                    THE ATM SITE WHILE PERFORMING SERVICES
                                    HEREUNDER), LOSS OF OR MISDISPENSING OF
                                    FUNDS OR OTHER DOCUMENTS OR ITEMS OF VALUE.
                                    NOR SHALL DIEBOLD BE LIABLE FOR SPECIAL,
                                    INCIDENTAL, INDIRECT OR CONSEQUENTIAL
                                    DAMAGES OF ANY KIND OR NATURE, WHETHER
                                    ARISING UNDER CONTRACT, TORT, STRICT
                                    LIABILITY, OR OTHER FORM OF ACTION, WHETHER
                                    OR NOT DIEBOLD HAS BEEN ADVISED OF THE
                                    POSSIBILITY THEREOF.

                  b. AS A MATERIAL CONSIDERATION FOR DIEBOLD ENTERING INTO THIS AGREEMENT THE PARTIES AGREE THAT IF, NOTHWITHSTANDING THE FOREGOING LIMITATIONS DIEBOLD HAS ANY LIABILITY TO SUBSCRIBER, SUCH LIABILITY SHALL IN NO EVENT EXCEED THE QUARTERLY FEE SPECIFIED IN THE EQUIPMENT SCHEDULE FOR THE EQUIPMENT OR SERVICE RELATED TO THE EVENT OR FIFTEEN THOUSAND DOLLARS ($15,000.00), WHICHEVER IS GREATER. SUBSCRIBER MAY OBTAIN A GREATER LIMITATION OF LIABILITY, IF DESIRED, BY THE PAYMENT OF AN INCREASED ANNUAL FEE, WHICH SHALL BE NEGOTIATED BY THE PARTIES SUBSEQUENT TO DIEBOLD'S RECEIPT OF SUBSCRIBER'S WRITTEN REQUEST THEREFOR. THIS SUBSECTION (b) SHALL NOT APPLY TO EVENTS COVERED BY SECTION 14.

                  c. THE PROVISIONS OF THIS SECTION 7 CONSTITUTE AN ALLOCATION OF RISK BETWEEN THE PARTIES AND THE PRICE CHARGED SUBSCRIBER IS BASED ON SUCH ALLOCATION OF RISK.

         8.       Term

                  The term of this Agreement shall be for the initial term set forth above starting on the Commencement Date. This Agreement shall automatically renew for additional terms of one (1) year each unless either Subscriber or Diebold gives notice of cancellation in writing to the other at least sixty (60) days prior to the expiration of the then current term. In the event of any such renewal period, the maintenance fees to be paid by Subscriber during such period shall be as set forth in the Equipment Schedule that is attached hereto and made a part hereof. The provisions of paragraphs 6, 7, 13, and 18 shall survive termination.

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         9.       Exclusions

                  Except as otherwise set forth in the Equipment Schedule, the services to be provided for a quarterly service fee do not include:

                  a. service required as a result of abuse, misuse, electrical storms, power failures or fluctuations, glass breakage or damage, failure to follow user maintenance and operating instructions, or the failure or results of failure of interconnected equipment not specified on an Equipment Schedule, including, but not limited to, wiring, conduit, or voice or data transmission equipment or facilities;

                  b. consumable items including, but not limited to, film, audit tapes, ribbons, carrier bodies, light bulbs, customer account cards, envelopes or video cassettes;

                  c. lockouts or damages caused by war, terrorism, public disorder, fire, water or other liquids, burglary, blasting, mining, settling of foundations, expansion of doors or walls, loss of combinations or by imperfect changing of combinations or time locks;

                  d. services required because of service, inspection, or tampering with equipment by non-Diebold designated personnel, relocation of equipment, changes to configuration, installation of additional features, options or functions; major overhauls, or refurbishing the equipment;

                  e. automatic teller machine cassettes or pneumatic tube carriers, unless specified on an Equipment Schedule;

                  f. the changing of any locks or combinations, or the replacement of keys unless specified on an Equipment Schedule;

                  g. requested service outside the hours of coverage set forth on the Equipment Schedule, or waiting time in excess of fifteen (15) minutes. If no hours are set forth, coverage shall be from 8:00 a.m. to 5:00 p.m. prevailing local time at the site of the equipment, exclusive of Saturdays, Sundays, or holidays generally observed by state or local governments in the area where the equipment is located; or

                  h. malfunctions resulting from the use of media, supplies, and/or consumables which are not furnished by Diebold or which do not meet standards set by the manufacturer.

                  If Diebold determines that the service requested by Subscriber is excluded pursuant to the above, and Subscriber requests Diebold to perform such service, the service will be provided pursuant to Section 12 hereof.

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         10.      Parts

                  Unless an Equipment Schedule indicates that parts are included, Subscriber will pay Diebold's then current list price for any replacement parts necessary for the performance of service on equipment. The parts used by Diebold to perform maintenance and repair service hereunder will either be new or equivalent to new. Title to parts shall pass to Subscriber when the same are installed by Diebold. Title to parts that are removed and replaced by Diebold shall vest in Diebold at the time of removal. No title to any computer programs included in parts shall ever pass to Subscriber. With respect to such parts that include computer programs, Diebold grants to Subscriber a personal, nonexclusive right to use such computer programs in conjunction with the equipment while Subscriber is the rightful possessor of the equipment. Such license extends only to the use of the computer programs in conjunction with specific equipment on which the same are installed. Such computer programs are protected by the copyright laws of the United States. Subscriber agrees not to copy, decompose, reverse assemble, reverse engineer, or otherwise modify such computer programs. Computer programs for which a separate charge is normally required by Diebold are licensed only pursuant to a separate license agreement.

         11.      Duties of Subscriber

                  During the term of this Agreement, Subscriber shall at all times provide a suitable operating environment as specified by the manufacturer of the equipment and operate the equipment in accordance with the manufacturer's recommendations. If any equipment covered by an Equipment Schedule has been furnished by other than Diebold or InterBold, Subscriber shall have the ultimate responsibility for obtaining and providing to Diebold any necessary schematic drawings, wiring diagrams, or replacement parts that may be necessary. Subscriber shall provide free, clear and safe access to the equipment.

         12.      Other Services

                  Subscriber may from time to time request that Diebold provide other services not included in the service plan for equipment described on a specific Equipment Schedule, or for which no Equipment Schedule has been completed. Diebold will use reasonable efforts to provide such service at 90% of its then current and standard "time and material" rates or without discount at such other specific time and material rates that the parties may agree upon in writing for the type of service to be performed by Diebold. Any such service shall be subject to the provisions of this Agreement. Subscriber may request service pursuant to this provision by contacting Diebold. In addition, during the initial two year Term of this Agreement, Diebold agrees that at Subscriber's request and for the Triple DES Conversion Fee set forth on Equipment Schedule Number 1, Diebold will make the ATMs covered hereby Triple DES compliant, as the same is required by the Visa, MasterCard and/or Plus Networks. After the expiration of the initial two year Term hereof, the Triple DES Conversion Fee will be subject to adjustment

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                  by Diebold. The Conversion Fee shall only apply to the ATMs listed on Equipment Schedule Number 1. However, the above referenced agreement to make ATMs Triple DES compliant will not apply to (i) any CSP 100 model ATM and/or (ii) any model 1063 ATMs that were not originally manufactured and equipped to support Triple DES.

         13.      Termination

                  a. This Agreement may be terminated by a party without liability as follows:

                           i. upon a material breach hereof by the other party if such other party has failed to correct, or commence to correct, such breach within ten (10) days after notice with respect to any breach caused by the non-payment of any invoice and within thirty
                                    (30) days after notice with respect to all other breaches to such breaching party; or

                           ii.      if the other party makes a general
                                    assignment for the benefit of creditors, commences voluntarily a petition under bankruptcy or similar laws or allows an involuntary petition to continue more than forty-five (45) days after filling.

                  b. In addition to the provisions of (a) above and upon at least thirty (30) days notice to Diebold, Subscriber may without the payment of a cancellation fee elect to remove up to but not more than 120 of the ATMs identified on Equipment Schedule No. 1 as a result of any of the following occurrences: (i) cancellation or termination of any agreement between Subscriber and a third party merchant permitting Subscriber to own, operate or manage one or more ATMs at a merchant location (a "Merchant Agreement"); (ii) the assignment, sale or transfer of any Merchant Agreement to any third party; or (iii) the sale of substantially all of the assets of Subscriber to any disinterested and unrelated third party. In all other cases, Subscriber's removal of ATMs from the coverage of this Agreement or the partial or total termination thereof shall result in Subscriber's payment of a cancellation fee equal to three percent (3%) of the annual fee associated with the equipment being removed therefrom for each month or part thereof from the effective date of the removal of such equipment or the cancellation thereof, to the expiration of the then current term of the Agreement, but in no event less than fifteen percent (15%) of such annual fee. Additionally, Diebold may adjust the fee for any equipment remaining based on Diebold's then current standard volume price adjustments. Any special provisions of any Equipment Schedule remaining shall be equitably adjusted. Notwithstanding the above however, Subscriber shall not be required to pay the above referenced cancellation fee if Subscriber does not remove an ATM hereunder solely for the purpose of replacing Diebold as the party providing maintenance services therefore, and provided that at all times during the two year period following the commencement of the term of this Agreement,

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                           Subscriber shall keep not less than 90% of the ATMs
                           covered by this Agreement at the date of the commencement thereof subject to the terms of this Agreement.

         14.      Diebold's Responsibility

                  Diebold will indemnify and hold harmless the Subscriber from any claims made by third parties based on bodily injury to such third persons, or direct damage to their tangible property to the extent caused by the wrongful or negligent acts of Diebold, its officers, directors, agents or employees, which acts occur while Diebold employees are performing service hereunder at the site of the ATM being serviced hereunder. Diebold will be responsible for the theft of Subscriber's funds or property by Diebold employees while they are performing service to a maximum of Seventy-Five Thousand Dollars ($75,000.00); provided, however, as to those locations that are identified at least 30 days prior to any event giving rise to a claim by Subscriber as routinely having more than $ * of cash in the ATM, this limit will be increased to $200,000.

         15.      Service by Others

                  With respect to any Equipment Schedule covering equipment that is installed, deinstalled, relocated, altered, or serviced by other than Diebold representatives, Diebold may require, as a condition to accepting or continuing the equipment for service coverage, that the Subscriber have Diebold inspect the equipment (pursuant to Section 12) for damage and to assure that all manufacturer-recommended changes have been made and that the equipment is otherwise in good working order. Subscriber shall have Diebold perform any required servicing or repairs recommended by Diebold prior to the acceptance of the equipment for service coverage. Diebold may also require that service be performed pursuant to Section 12 for a specified period of time to assure that the equipment is, in fact, in good working order.

         16.      Delay in Performance

                  Diebold will not be liable for any delay in providing service that is caused by fire or flood, strikes, labor disturbances, riots, war, insurrection, acts of any governmental entity or the public enemy, delays in nonDiebold transportation, delays in procuring materials from third parties, unavailability of fuel or other supplies, or any other cause beyond the reasonable control of Diebold. In the event of such occurrence, Diebold's time for performance shall be equitably adjusted. Currently, the East Coast average cost for a gallon of gasoline is $ * as measured by the Energy Information Agency at its web page:
                  "http://tonto.eia.doe.gove/oog/inof/gud/gasdiesel.asp".
                  Should the cost for a gallon of gasoline in the "East Coast" category increase more than * percent from the price set forth above, the service price shall be equitably increased; provided, however, should at anytime following such an adjustment the cost of fuel decrease to the current $ * average price or lower and stays at such



* Denotes Confidential Portion Omitted and Filed Separately with the Commission.

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                  level for more than 30 days, the service price will be
                  readjusted downward, but in no event to a rate that is less than that originally set forth in this Agreement. Diebold represents that the cost of diesel fuel is not applicable to this Agreement.

         17.      Modification of Agreement

                  Except as provided herein, this Agreement may be modified only by a writing executed by the parties. In the event of the addition or deletion of Equipment from coverage under this Agreement, or other modifications of Equipment Schedule(s) contemplated by this Agreement, Diebold shall provide a new Equipment Schedule or other appropriate notice to subscriber. The provisions of such Equipment Schedule or notice shall be deemed a part of this Agreement unless Subscriber objects to Diebold in writing within thirty (30) days of the issuance of the same.

         18.      General

                  a. This Agreement and Equipment Schedule(s) constitute the entire agreement between the parties concerning any service provided by Diebold to Subscriber, and no representation, inducement, promises or agreements not embodied herein shall be of any force or effect. Any purchase order or similar document issued by Subscriber shall be deemed issued only for Subscriber's internal administrative convenience and shall not become a part of this Agreement. This Agreement shall be binding in accordance with its terms upon the parties hereto and their respective transferees, assigns and successors in interest. Diebold may NOT assign this Agreement to any third party that is not affiliated with Diebold without first obtaining the express written consent of Subscriber, which consent may be withheld for any reason. However, Diebold may assign this Agreement to a wholly owned corporate subsidiary of Diebold without obtaining Subscriber's prior written consent thereto. Further, Diebold may utilize subcontractors to perform services under the terms of this Agreement, provided Diebold follows its standard subcontractor qualification and evaluation policies and requirements. Diebold shall advise Subscriber of any subcontractors to be used by Diebold in connection with services to be performed hereunder and at Subscriber's reasonable request shall not use any subcontractor that Subscriber has good reason to object to. Subscriber further agrees that it will not assign its rights under this Agreement to any unaffiliated third party without first obtaining Diebold's prior written consent thereto. However, Subscriber may assign this Agreement to a wholly owned corporate subsidiary of Subscriber without obtaining Diebold's prior written consent thereto. This Agreement shall be binding upon Subscriber when accepted by an authorized representative of Subscriber, or Subscriber requests service or pays the invoice for such service. Subscriber represents that the person executing this Agreement on behalf of Subscriber has all requisite authority to do so.

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                  b.       No waiver of any right of any party shall be or
                           constitute a waiver of any other right of such party, nor a waiver of any future breach by the other party.

                  c. Notices to be provided from one party to another shall be deemed sufficient if given in writing and sent by certified mail, postage prepaid, with return receipt requested to the address of such party as reflected herein, or such other address as a party may identify by formal notice to the other party. Any notice so given shall be deemed effective five (5) days after mailing as specified herein.

                  d. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Ohio, applicable to contract to be performed wholly within such state by residents thereof. Any action arising or resulting, directly or indirectly, from the performance or nonperformance of Diebold shall be brought within four (4) years after the cause of action occurs or be forever barred.

                  e. If for any reason any provision of this Agreement shall be deemed unenforceable or invalid by a court of competent jurisdiction, such provision shall be deemed modified so as to most closely effectuate the intent thereof in a valid and enforceable manner. The headings and titles contained in this Agreement are included solely for the convenience of the parties and shall not be used in construing the intent of the text hereof.

                  f. The parties hereto acknowledge that each party has had the opportunity to have this Agreement reviewed by legal counsel and that no presumption shall be applied in favor of or against any party hereto by virtue of the fact that this Agreement may have initially been prepared one of the parties hereto.

SUBSCRIBER ACKNOWLEDGES HAVING READ AND UNDERSTOOD ALL PAGES OF THIS AGREEMENT.

                                 DIEBOLD, INCORPORATED
         (SUBSCRIBER)

By: /s/ Ralph H. Clinard                    By: /s/ Gregory T. Geswein
   -------------------------------------       ---------------------------
         (AUTHORIZED SIGNATURE)                   (AUTHORIZED SIGNATURE)
Printed Name: Ralph H. Clinard              Printed Name: Greg T. Geswein
Title: President/Chief Executive Officer    Title: Senior Vice President and CFO
Date: October 8, 2002                       Date: September 27, 2002

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                  MAINTENANCE AGREEMENT - EQUIPMENT SCHEDULE 1  *



* Denotes Confidential Portion Omitted and Filed Separately with the Commission.